4


                                      UNITED STATES

                           SECURITITES AND EXCHANGE COMMISSION

                                 Washington, D. C. 20549


                                        FORM 8-K

                                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) November 7, 2002


                             Broadway Financial Corporation
                 (Exact name of registrant as specified in its charter)

                                   Delaware 95-4547287
               (State of Incorporation) (IRS Employer Identification No.)

                 4800 Wilshire Boulevard, Los Angeles, California 90010
                        (Address of Principal Executive Offices)

                                     (323) 634-1700
                    (Issuer's Telephone Number, Including Area Code)


                                     NOT APPLICABLE
              (Former name or former address, if changed since last report)

Item 5.            Other Events

                   See  Press  Release  on   clarification  of  the  previously
                   announced increase in the cash dividend on common stock


Item 7.            Financial Statements and Exhibits

                   (c)     Exhibits

                           See Exhibit Index included herewith


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         BROADWAY FINANCIAL CORPORATION
                                  (Registrant)

Date:  November 7, 2002                     /s/  Alvin D. Kang
                                                 (Signature)

                                            Name:  Alvin D. Kang
                                                   Chief Financial Officer

                                  EXHIBIT INDEX



    Exhibit No.               Exhibit                Page No.
       99.1                Press Release                 4





News Release

FOR IMMEDIATE RELEASE            Contact:   Paul C. Hudson, President/CEO
                                            Alvin D. Kang, CFO
                                            (323) 634-1700
                                            www.broadwayfed.com



                    BROADWAY FINANCIAL CORPORATION ANNOUNCES
                    STOCK SPLIT AND INCREASE IN CASH DIVIDEND

LOS ANGELES, CA (BUSINESS WIRE) - November 7, 2002 - Broadway Financial Corporation (Company") (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. ("Bank"), today provided clarification on its previously announced intention to increase the cash dividends that are paid on its common stock.

The Company clarified that the announced increase in the quarterly cash dividend on its common stock from $0.05 per share to $0.075 per share was based on shares outstanding prior to the announced stock split. Accordingly, on a post-split basis, the cash dividend will increase from $0.025 to $0.0375 per common share.

The Bank is a community-oriented savings bank, which primarily originates residential mortgage loans and accepts deposits in the geographic areas known as Mid-City and South Central Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles, and one in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company or the Bank are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfed.com.